Exhibit 99.1

NEWS

CONTACT:    Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, RichardsonB@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION ANNOUNCES FINANCIAL CENTER OPTIMIZATION PLAN

SOUDERTON, Pa., October 19, 2020 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the “Bank”) and its insurance, investments and equipment financing subsidiaries, today announced a plan to optimize its financial center footprint with the consolidation or relocation of eight locations, or 20% of its financial centers. This is a continuation of the Bank’s optimization initiative, which was initially launched five years ago. Since 2015, the Bank has consolidated 15 locations while opening 13 new financial centers to expand its operating footprint and improve the customer experience in the existing communities it serves.

The pre-tax one-time costs associated with this plan are estimated to be $1.7 million, which will primarily be recognized in the fourth quarter of 2020. The estimated pre-tax annualized savings will be approximately $2.4 million.

COVID-19 has further reduced in-person transaction volumes across the industry while investments in digital capabilities continue to accelerate and are viewed as required functionality by customers. At Univest, financial center transactions have declined 21% from 2019 to 2020. At the same time, significant investments in and improvements to Univest’s digital capabilities have been made, including but not limited to the addition of the following services:

•Secure Chat – 41% of service center customer contact now occurs through this chat function (more than 2,400 customer chats per month).
•MyCard rules – Gives customers more control over their debit cards, including merchant and spending categories.
•Money Manager – Personal financial management tool, which provides functionality such as spending category tracking, aggregated account views and a net worth summary; more than

3,450 customers are utilizing the tool without awareness raised by marketing (launched June 30th).
•OpenAnywhere – Digital deposit account opening system that allows customers (new and existing) the ability to open checking and savings accounts (consumer only at this time) and to transact against their account immediately. Since the launch on July 17th, the Bank has opened 257 accounts (22% of which were new customers) without marketing the OpenAnywhere functionality.
•Zelle – A person to person payment mechanism similar to Venmo will be added to the Bank’s mobile app in November.

"We believe that it is critical to continue to address the trend in customer preference by serving customers when and how they choose, while also driving efficiencies in operations. We are striving to create a common and consistent customer experience, whether the interaction is in-person, through digital channels or telephonically," said Jeffrey M. Schweitzer, President and CEO of Univest Financial Corporation.

While Univest continues to make investments to drive this seamless experience and in-person service delivery continues to be an important component, consolidations and relocations will take place in two phases as outlined below.

Phase I – January 29, 2021
•Schwenksville – Will be closed.
•Souderton – Lobby access will be permanently closed in this location with the exception of appointment-based access to safe deposit boxes. The night drop and ATM will also remain.
•Warminster – Lobby access in this location will be closed, while drive-through access, the ATM and night drop will remain. In addition, once renovations are complete, personnel from the Bank’s subsidiary, Univest Capital, Inc., will be relocated from their current location in Bensalem to Warminster.
•Willow Grove – Will be closed.

Phase II – June 30, 2021
•Doylestown – The financial center will be closed with staff and operational capability being relocated to the Bank’s existing Bucks Regional Office.
•Chestnut Hill – Will be closed.
•Plumsteadville – Will be closed.
•Perkasie – Will be closed.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $6.4 billion in assets and $3.8 billion in assets under management and supervision through its Wealth Management lines of business at September 30, 2020. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.

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This press release of Univest and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and credit loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest is engaged; (6) technological issues that may adversely affect Univest financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

Additionally, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and whether the gradual reopening of businesses will result in a meaningful increase in economic activity. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: (1) demand for our products and services may decline; (2) if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase; (3) collateral for loans, especially real estate, may decline in value; (4) our allowance for loan losses may have to be increased if borrowers experience financial difficulties; (5) the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; (6) as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities; (7) a material decrease in net income or a net loss over several quarters could result in a decrease in the rate of our quarterly cash dividend; (8) our wealth management revenues may decline with continuing market turmoil; (9) litigation, regulatory enforcement risk and reputation risk regarding our participation in the Paycheck Protection Program and the risk that the Small Business Administration may not fund some or all PPP loan guarantees; (10) our cyber security risks are increased as the result of an increase in the number of employees working remotely; (11) Federal Deposit Insurance Corporation premiums may increase if the agency experience additional resolution costs ; and (12) further and sustained decline in our stock price or other triggering event could result in an impairment charge being recorded. Univest undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.